FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Item 5.02(e) of Form 8-K, United States Cellular Corporation (“U.S. Cellular”) is filing this Form 8-K to report the amount of bonuses paid to its named executive officers in 2014 with respect to 2013 performance.

Officers are not entitled to any bonus unless and until paid.

U.S. Cellular is filing this Current Report on Form 8-K to disclose the amounts of bonuses paid to its named executive officers in 2014 with respect to 2013 performance.  Pursuant to Instruction 4 of Item 5.02, the below persons include the persons who were identified as named executive officers in U.S. Cellular’s most recent proxy statement filing with the Securities and Exchange Commission on April 15, 2013 (which will not be the same as the persons who will be named executive officers in the 2014 proxy statement).

Pursuant to the foregoing, the following amounts of bonuses were paid on March 13, 2014 relating to 2013 performance to the below persons:

	Mary N. Dillon*	Steven T. Campbell	Jeffrey J. Childs*	Carter S. Elenz*	Michael S. Irizarry
Bonus Paid in 2014 for 2013 Performance	N/A	$ 258,258	N/A	N/A	$ 282,567

*  Such officer resigned from U.S. Cellular prior to the payment of bonuses on March 13, 2014 and, accordingly, was not paid a bonus with respect to 2013 performance.

The above shows the entire amount of the bonus paid, whether or not some or all of such bonus has been deferred and whether or not some portion of such amount will be reported as non-equity incentive plan compensation in the 2014 proxy statement.

The above payments were made pursuant to the U.S. Cellular 2013 Officer Annual Incentive Plan.  A copy of this plan was filed with the SEC on a Form 8-K dated July 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	March 13, 2014

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President — Finance,
Chief Financial Officer and Treasurer
(principal financial officer)